FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
               Date of Report (Date of earliest event reported):
                                October 16, 1998


                                    NET/TECH
                              INTERNATIONAL, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           DELAWARE                  33-36198                22-3038309
-------------------------------  ----------------   ----------------------------
(State or other jurisdiction of  (Commission File   (IRS Employer Identification
      incorporation)                  Number)                 Number)


                        ONE WEST FRONT STREET, SUITE 30
                           RED BANK, NEW JERSEY 07701
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


       Registrants' telephone number, including area code: (732) 345-1100


         ------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 6. RESIGNATION OF REGISTRANT'S DIRECTORS

      On October 15, 1998, at the conclusion of a special meeting of the Board of Directors (the "Board") of Net/Tech International, Inc. (the "Company"), Ronald Heagle resigned as a member of the Board. Mr. Heagle has served as a member of the Board since May, 1998 and was formerly President and Chief Operating Officer of the Company.

      Mr. Heagle's resignation letter is brief. Accordingly, the registrant has not summarized the letter or any of the matters of disagreement referred to therein. The reader of this report is referred to the letter in its entirety, a copy of which is field with this report as Exhibit 17.01.

      The Company disagrees with the assertions set forth in Mr. Heagle's resignation letter relative to the termination of his employment with the Company. The termination of Mr. Heagle's employment arose out of performance issues.


Item 7. EXHIBITS


17.01 Resignation Letter of Ronald J. Heagle from the Board of Directors of Net/Tech International, dated October 15, 1998

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   NET/TECH INTERNATIONAL, INC.
                                   (Registrant)



                                   By: /s/ GLENN COHEN
                                      -----------------------
                                      Glenn Cohen
                                      President and Chief Executive Officer


Date: October 21, 1998